UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01 — Financial Statements and Exhibits	3

Signatures	4

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On July 14, 2008, the Board of Directors (the “Board”) of Bank of Granite Corporation (the “Company”) and its banking subsidiary, Bank of Granite (the “Bank”), named Jerry A. Felts, Chief Operating Officer of both the Company and the Bank. Mr. Felts, age 68, is a retired Ernst & Young LLP financial services audit partner, and was employed by Ernst & Young LLP from 1968 to 2001. Prior to his engagement with the Bank in November of 2007 in a consulting capacity, Mr. Felts served as Independent Contractor/Senior Advisor providing consulting services and advice on internal audit matters.
     A news release announcing Mr. Felts’ appointment was issued on July 18, 2008, and a copy of that announcement is furnished as Exhibit 99.1 hereto.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press release issued July 18, 2008

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
July 18, 2008	By:	/s/ Kirby A.Tyndall
Kirby A. Tyndall
Secretary, Treasurer and Chief Financial Officer

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